UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021 (October 27, 2021)

Anthemis Digital Acquisitions I Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40954	98-1585436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

122 Hudson Street 3rd Floor New York, New York		10013
(Address of principal executive offices)		(Zip Code)

(646) 757-1310

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	ADALU	The Nasdaq Global Select Market
Class A Ordinary Shares, $0.0001 par value,	ADAL	The Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	ADALW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2021, Anthemis Digital Acquisitions I Corp (the “Company”) consummated its initial public offering (the “IPO”) of 23,000,000 units (the “Units”), including the issuance of 3,000,000 Units as a result of the underwriters’ exercise of their over-allotment option in full. Each Unit consists of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds of $230,000,000. Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Company’s registration statement on Form S-1 (File No. 333- 259986):

•

an Underwriting Agreement, dated October 27, 2021, by and among the Company, Barclays Capital Inc. and Credit Suisse (USA) Securities LLC, as representatives of the several underwriters named therein, which contains customary representations and warranties and indemnification of the underwriters by the Company, attached hereto as Exhibit 1.1;

•

a Warrant Agreement, dated October 27, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants (as defined below); certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the Warrant Agreement, attached hereto as Exhibit 4.1;

•

a Letter Agreement, dated October 27, 2021, among the Company, Anthemis Digital Acquisitions I Sponsor LP (“the Sponsor”) and each executive officer and director of the Company, pursuant to which the Sponsor and each executive officer and director of the Company has agreed to vote any Class A Ordinary Shares and Class B ordinary shares, par value $0.0001 (the “Class B Ordinary Shares”), of the Company held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the required time period; to certain transfer restrictions with respect to the Company’s securities; to certain indemnification obligations of the Sponsor; and the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor, attached here as Exhibit 10.1;

•

an Investment Management Trust Agreement, dated October 27, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants (as defined below), and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement, attached here as Exhibit 10.2;

•

a Registration Rights Agreement, dated October 27, 2021, among the Company and the Sponsor and certain other holders of the Company’s securities, which provides for customary demand and piggy-back registration rights for the Sponsor and such holders, attached here as Exhibit 10.3; and

•

a Private Placement Warrants Purchase Agreement, dated October 27, 2021, between the Company and the Sponsor, pursuant to which the Sponsor purchased 7,000,000 private placement warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment, at a price of $1.50 per warrant (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”), attached here as Exhibit 10.4.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3 and 10.4, respectively.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private sale of 7,800,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating total proceeds of $11,700,000. The Private Placement Warrants, which were purchased by the Sponsor, are identical to the Public Warrants, except that (i) the Private Placement Warrants will not be redeemable by the Company, (ii) the Private Placement Warrants (and Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants) may be subject to certain transfer restrictions contained in the Letter Agreement, (iii) the Private Placement Warrants may be exercised by holders on a cashless basis, and (iv) the holders of the Private Placement Warrants (including the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants) are entitled to registration rights. The Private Placement Warrants have been issued pursuant to, and are governed by the Warrant Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2021, in connection with the IPO, Baroness Helena Morrissey (the “New Director”) was appointed to the board of directors of the Company (the “Board”). Effective October 27, 2021, (i) each of Baroness Helena Morrissey, Mei Lim and Amy Nauiokas were appointed to the audit committee, (ii) each of Pamela Thomas Graham, Baroness Helena Morrissey and Janice Savin Williams were appointed to the compensation committee and (iii) each of Pamela Thomas Graham, Baroness Helena Morrissey and Janice Savin Williams were appointed to the nominating and corporate governance committee.

Following the appointment of the New Director, the Board is comprised of three classes. The term of office of the first class of directors, consisting of Janice Savin Williams, will expire at the Company’s first annual general meeting. The term of office of the second class of directors, consisting of Pamela Thomas Graham and Baroness Helena Morrissey, will expire at the second annual general meeting. The term of office of the third class of directors, consisting of Mei Lim and Amy Nauiokas, will expire at the third annual general meeting.

The Company will enter into indemnity agreements with the New Director and reimburse the New Director for reasonable out-of-pocket expenses incurred in connection with fulfilling her role as director. Other than the foregoing, the New Director is not party to any arrangement or understanding with any person pursuant to which she was appointed as director, nor is she party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2021 and in connection with the IPO, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01 Other Events

A total of $234,600,000, comprised of $225,400,000 of the proceeds from the IPO (which amount includes $8,050,000 of the underwriters’ deferred discount) and $9,200,000 of the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of any Class A Ordinary Shares included in the Units sold in the IPO (“public shares”) properly submitted in connection with a stockholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete its initial business combination within 18 months from the closing of the IPO or to provide for redemption in connection with an initial business combination and (iii) the redemption of the public shares if the Company is unable to complete an initial business combination within 18 months from the closing of the IPO, subject to applicable law.

On October 27, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

On November 1, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO and the exercise of the underwriters’ over-allotment option in full.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement by and among the Company, Barclays Capital Inc. and Credit Suisse (USA) Securities LLC, as representatives of the several underwriters named therein

3.1	Amended and Restated Memorandum and Articles of Association

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company, and the Company

10.1	Letter Agreement among the Company, the Sponsor and the Company’s officers and directors

10.2	Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company, and the Company

10.3	Registration Rights Agreement among the Company, the Sponsor and the other holders party thereto

10.4	Private Placement Warrants Purchase Agreement between the Company and the Sponsor

99.1	Press Release, dated October 27, 2021

99.2	Press Release, dated November 1, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2021	ANTHEMIS DIGITAL ACQUISITIONS I CORP

	By:	/s/ Amy Nauiokas
	Name:	Amy Nauiokas
	Title:	Chief Executive Officer